Exhibit 99.1

FOR 930am RELEASE 8/09/05: FLORIDA DISTRIBUTION

American Access Technologies, Inc.

Keystone Heights, Florida

www.aatk.com

Company Contact: Joe McGuire, Chief Financial Officer

(352) 473-6673/ jmcguire@aatk.com

American Access Technologies to Restate Financial Statements to Correct Error in Calculation of Inventory and Cost of Goods Sold.

Keystone Heights, FL – August 9, 2005 - PRNewswire - FirstCall - American Access Technologies, Inc. (NASDAQ:AATK) today announced that our management has determined that there was an inadvertent error in the calculation of inventory and cost of goods sold contained in the Company’s financial statements that affected the fiscal year ended December 31, 2004 and the quarter ended March 31, 2005. The error resulted in an overstatement of inventory and an understatement of cost of sales in the amount of approximately $130,000. The restatement will result in an increase in the net loss in the fiscal year ended December 31, 2004 in the amount of $130,000. The restatement will not affect the net loss reported in the quarter ended March 31, 2005.

As a result, the Company will be restating its consolidated financial statements for the year ended December 31, 2004 included in the Company’s Annual Report of Form 10-KSB for the year ended December 31, 2004 and if necessary the consolidated interim financial statements for the quarter ended March 31, 2005 included in the Company’s Quarterly Reports on Form 10-QSB for that quarter. The restatement will have no impact on the Company’s liquidity, capital resources or cash position. In light of the restatement, readers should no longer rely on the previously-filed financial statements and other financial information for the fiscal year ended December 31, 2004 and the previously announced results for such period.

Joe McGuire, Chief Financial Officer stated, “This error was discovered internally and was promptly disclosed to our audit committee and independent auditors. The restatements reported today reflect our commitment to full and fair disclosure. Management is working with the audit committee to enhance the Company’s internal controls over financial reporting designed to prevent a recurrence of the error discussed above. Orders continue to be strong and we remain on track to reach our previously announced goal of achieving profitability in fiscal 2005. We are simultaneously reporting that the quarter ended June 30, 2005 was profitable.”

About American Access Technologies, Inc.

American Access Technologies, Inc. manufactures patented zone cabling and wireless enclosures that mount in ceilings, raised floors, and in custom furniture, for routing of telecommunications cabling, fiber optics and wireless solutions to the office desktop. The Company’s concept of “zone cabling” has achieved industry acceptance and is now the subject of industry standards. Zone cabling reduces costs for initial network installation and facilitates moves, adds, changes and upgrades for the network installations of today and tomorrow. The Omega Metals division manufactures proprietary products, and also employs state-of-the-art metal fabrication and finishing techniques for public and private companies and U.S. government contractors.

Our SEC filings, news and product/service information are available at www.aatk.com.

Cautionary Note Concerning Forward Looking Statements: This press release contains forward-looking statements as defined in Section 27A of the Securities Exchange Act of 1934, regarding future revenues and profits. While the Company believes that such forward looking statements are based on reasonable assumptions, there can be no assurance that such future revenues and profits will be achieved or achieved on the schedule indicated. Furthermore, unanticipated future events, conditions and financial trends may affect the Company’s revenues, operating results and financial position. Prospective investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in the Company’s SEC filings. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied therein will not be realized.